Contents

                                                              Page
  Proportionate
              Proportionate Results                             5

  Domestic Cable
              Consolidated Pro Forma
                  Domestic Cable Results                        6

  Statistics
              Pro Forma Key Operating Statistics              7-8

  Consolidated

              Consolidated Operations                           9

              Consolidated Revenues and Operating
                  Cash Flow                                    10

              Condensed Consolidated Balance Sheets            11

                                  -4-

MediaOne Group, Inc.
Proportionate Results Highlights (1)
(UNAUDITED)

                   Three
                Months Ended         Pro       Year Ended             Pro
Dollars in      December 31,       Forma(2)    December 31,         Forma(2)
millions        1998    1997       %     %     1998    1997         %     %
-----------------------------------------------------------------------------
Proportionate Revenue
 MediaOne     $   627  $   602    4.2% 11.0%  $ 2,467 $ 2,323      6.2%  10.6%
 Multimedia
  Ventures (3)    832      800    4.0   7.6     3,124   2,887      8.2   10.8
 International    434      343   26.5  33.1     1,456   1,230     18.4   40.3
 Corporate
  & other(4)       28       26    7.7  12.0        85     131    (35.1)   6.3
              -----------------                ----------------
              $ 1,921  $ 1,771    8.5% 13.7%  $ 7,132 $ 6,571      8.5%  15.7%
             ==================               =================

Proportionate Operating Cash Flow(5)

 MediaOne     $  235 $   239   (1.7)% (0.4)% $   941 $   930      1.2%   2.2%
 Multimedia
  Ventures (3)   196     206   (4.9)  15.3       800     711     12.5   15.3
 International    58      19  205.3  241.2       205      77    166.2  540.6
 Corporate
  & other(4)     (16)    (23)  30.4   23.8       (68)    (98)    30.6   23.6
             ----------------                -----------------
             $   473 $   441    7.3% 17.7%   $ 1,878 $ 1,620     15.9%  20.7%
             ================                =================

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(1) Excludes results for the domestic wireless operations which were sold in 1998.
(2) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(3) Includes 25.51% of Time Warner Entertainment's reported results.
(4) Includes a $30 one-time charge for the relocation of MediaOne operations in full year 1997.
(5) Operating cash flow represents earnings before interest, taxes, depreciation and amortization.
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